EXHIBIT 99.1

Apollo Gold Announces First Gold Pour and
Declares Commercial Production

Denver Colorado – June 2, 2009 – Apollo Gold Corporation (“Apollo,” or “we”) (TSX:APG) (NYSE Amex: AGT) wishes to update the market respecting the progress and development at its Black Fox mine and, in particular, is pleased to announce that the first gold bars produced at Black Fox were poured during the last week of May 2009.

R. David Russell, President and CEO of Apollo, stated: “On May 1, 2009, we announced that we would finalize the commissioning of the new ball mill and progressively increase ore throughput during the month with a goal of attaining a rate of 1,500 tonnes per day by the end of the month.  We also announced at that time that the first gold pour was scheduled by month end.  I am therefore happy to announce that, as at May 31, 2009, we had poured approximately 3,300 ounces of gold dore, which contained approximately 3,000 ounces of gold.  Now that we have entered commercial production, I would like to take this opportunity to thank all of our employees at Black Fox for their dedication and professional approach in executing this project on schedule and within budget.”

During the month of May the Black Fox mill averaged the following throughput rates: 800 tonnes per day during the first week of May, 1,400 tonnes per day during the second week of May and just over 1,500 tonnes per day for the rest of the month.  In June, the mill is scheduled to operate in a steady state at a throughput rate of 1,500 tonnes per day.  Having achieved our primary objective of processing 1,500 tonnes per day, we now await the completion of the new crushing circuit to be completed by an independent contractor and handed over to Apollo during the first part of July 2009.  Once the new crushing circuit has been commissioned, we expect to increase ore throughput towards our objective of 1,800 tonnes per day by late September 2009.

The Black Fox open pit mine is now mining waste and ore at approximately 14,000 tonnes per day and the year-to-date strip ratio has averaged 4.0:1 compared to the planned ratio for 2009 of 7.25:1.

Apollo Gold Corporation

Apollo is a gold mining and exploration company which operates the Black Fox mine in Ontario, Canada and the Huizopa project, an early stage exploration project in the Sierra Madres in Chihuahua, Mexico.  Apollo also owns the Montana Tunnels mine, which is a 50% joint venture with Elkhorn Tunnels, LLC, in Montana, which was placed on care and Maintenance on April 30, 2009.

Contact Information:

Apollo Gold Corporation

Investor Relations – Marlene Matsuoka Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484

E-mail: ir@apollogold.com	Website: www.apollogold.com

FORWARD-LOOKING STATEMENTS
This press release includes “Forward-Looking Statements” within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “schedules,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology.  All statements regarding: construction and commissioning of the final crushing circuit at the Black Fox mill, future throughput and processing rates at the Black Fox mill, mining rates per day and strip ratios are forward-looking statements that involve various risks and uncertainties.  There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  Important factors that could cause actual results to differ materially from these forward-looking statements include: difficulties or delays in permitting at Black Fox, results of drilling and other exploration activities at Huizopa, and other factors disclosed under the heading “Risk Factors” in Apollo’s most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission and elsewhere in Apollo’s documents filed from time to time with the Toronto Stock Exchange, The American Stock Exchange, The United States Securities and Exchange Commission and other regulatory authorities.  All forward-looking statements included in this press release are based on information available to Apollo on the date hereof.  Apollo assumes no obligation to update any forward-looking statements.